                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT
                         DATED FEBRUARY 10, 2000 AMONG
DYNAMICS RESEARCH CORPORATION, DRC ENCODER, INC., DRC METRIGRAPHICS, INC., DRC
                     SOFTWARE, INC., AND DRC TELECOM, INC.
                                      AND
  BROWN BROTHERS HARRIMAN & CO., AS ADMINISTRATIVE AGENT AND AS A LENDER, AND FIRST MASSACHUSETTS BANK, N.A., F/K/A FAMILY BANK, FSB, AS COLLATERAL AGENT AND
                                  AS A LENDER

     This Third Amendment to Loan and Security Agreement (hereinafter, the "Amendment") is made as of the 30th day of June, 2001 by and between DYNAMICS RESEARCH CORPORATION, DRC ENCODER, INC., DRC METRIGRAPHICS, INC., DRC SOFTWARE, INC., AND DRC TELECOM, INC., Massachusetts corporations with their principal executive offices at 60 Frontage Road, Andover, Massachusetts (hereinafter, individually and collectively, jointly and severally, the "Borrowers") and BROWN BROTHERS HARRIMAN & CO., as administrative agent and as a lender, and FIRST MASSACHUSETTS BANK, N.A., F/K/A FAMILY BANK, FSB, as collateral agent and as a lender (hereinafter, individually and collectively, the "Lenders"), in consideration of the mutual covenants contained herein and the benefits to be derived herefrom. Unless otherwise specified herein, all capitalized terms shall have the same meaning as set forth in the Loan Agreement (as defined herein below).

                              W I T N E S S E T H:

     WHEREAS, the Borrowers executed and delivered to the Lenders a certain Loan and Security Agreement dated February 10, 2000,as amended by a certain Amendment to Loan and Security Agreement dated as of March 31, 2000 (hereinbefore and hereinafter, as amended, the "Loan Agreement") pursuant to which, among other things, the Lenders extended in favor of the Borrowers a Revolving Credit in the original maximum principal amount of $20,000,000.00 and a Term Loan in the current maximum principal amount of $10,000,000.00; and

     WHEREAS, the Borrowers have requested that the Lenders (i) release certain Collateral, and (ii) otherwise modify the Loan Agreement as set forth herein; and

     WHEREAS, the Lenders have indicated their willingness to do so, BUT ONLY on the terms and conditions contained in this Amendment; and

     WHEREAS, the Borrowers have determined that this Amendment is in the Borrowers' respective best interests.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Borrowers hereby certify to the Lenders that, to the best of the Borrowers' knowledge and belief after due inquiry, the representations and warranties contained in the Loan Agreement, as modified by this Amendment, are true as of the date hereof and that no Event of Default under the Loan Agreement or any document executed in connection therewith has occurred and is continuing.

     2. The Loan Agreement is hereby amended to release the Lenders' security interests in the personal property Collateral of the Borrowers granted pursuant to Article 5 of the Loan Agreement. In connection therewith, the Lenders shall execute and deliver to the Borrowers

UCC-3 Termination Statements terminating the Lenders' security interests in such Collateral. Section 7-30 of the Loan Agreement is hereby deleted in its entirety, and the Lenders shall provide releases of any all claims assigned by the Borrowers thereunder. The Borrowers hereby confirm, reaffirm, covenant and agree that each of them shall hereafter remain the owner of all of their present and future assets free and clear of all Encumbrances other than Permitted Liens as further set forth in Section 7-6 of the Loan Agreement, and shall not mortgage, pledge, lease, assign, hypothecate or otherwise grant a security interest, lien or attachment in or on any of its assets to any party other than the Lenders. The Borrowers further agree not to enter into a negative pledge agreement, or similar agreement, with any party other than the Lenders.

     3. Section 7-31 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "7-31. Capital Expenditures. None of the Borrowers will, nor will any Borrower permit any Subsidiary to make any Capital Expenditures during any fiscal year of the Lead Borrower unless the aggregate amount of all Capital Expenditures committed to be made by all Borrowers and their Subsidiaries in such year does not exceed $5,000,000.00 (exclusive of Capital Expenditures in fiscal year 2001 and fiscal year 2002 related to the refurbishment of the Lead Borrower's premises located at 60 Frontage Road, Andover, Massachusetts.)"

     4. Section 11-7 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

          "11-7. Consolidated Operating Cash Flow to Total Debt Service. The Borrowers shall at all times maintain a ratio of Consolidated Operating Cash Flow to Total Debt Service, of greater than (a) 1.20 to
          1.00 for any quarter (calculated on a cumulative basis for fiscal year
          2000) ending on or prior to December 31, 2000, and (b) 2.00 to 1.00 for each quarter end thereafter, calculated on a rolling four (4) quarter basis."

     5. The Lenders hereby confirm that, for the purposes of Section 3-9 of the Loan Agreement, the LIBOR Condition has been satisfied.

     6. The Agents and the Lenders hereby acknowledge and agree that, notwithstanding the provisions of Section 3-8(c) of the Loan Agreement, any proceeds of sales of any equity securities of the Borrowers under any employee stock option, employee stock purchase or other incentive plan, or the exercise of any stock options issued under any equity incentive programs or employment contracts, shall not be paid to the Administrative Agent and may be retained by the Borrowers.

     7. The Agents and the Lenders acknowledge and agree that Section 7-25 of the Loan Agreement shall not be deemed to prohibit the issuance or sale of equity securities by the Borrowers to officers and/or directors of the Borrowers in accordance with employee stock option, employee stock purchase or other incentive plans, nor shall such subsection be deemed to prohibit other normal and customary forms of employee compensation or similar option plan arrangements for the benefit of employees, officers, and directors of the Borrowers. In addition,

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the Agents and the Lenders hereby acknowledge and agree that, notwithstanding any provision of the Loan Agreement, if the Lead Borrower shall, on the first Business Day of any February, May, August or November, issue shares of its common stock pursuant to its employee stock purchase program, then the Lead Borrower may, during the first five Business Days of such month, repurchase an aggregate number of shares of its common stock that is less than or equal to the number of shares of common stock issued by the Lead Borrower on the first Business Day of such month pursuant to its employee stock purchase program.

     8. The Lenders agree that, notwithstanding the terms of Section 11-4(e) of the Loan Agreement, the Lenders shall only require delivery of Borrowing Base Certificates (i) quarterly, within fifteen (15) days of the end of each fiscal quarter of the Lead Borrower, in the event the aggregate balance of the Revolving Credit plus amounts then undrawn on all outstanding L/Cs or acceptances is less than or equal to $2,500,000.00, or (ii) monthly, within fifteen (15) days of the end of each month, in the event the aggregate balance of the Revolving Credit plus amounts then undrawn on all outstanding L/Cs or acceptances is greater than $2,500,000.00.

     9. This Amendment shall become effective as of June 30, 2001 upon satisfaction of the following conditions:

          (a) Corporate Proceedings of Borrowers. The Lenders shall have received resolutions of the Borrowers authorizing the execution, delivery and performance of this Agreement and all transactions contemplated hereby, in form and substance reasonably satisfactory to the Lenders.

          (b) Opinion of Counsel. The Lenders shall have received an opinion of counsel to the Borrowers concerning the transactions contemplated hereby in form and substance reasonably satisfactory to the Lenders.

     10. This Amendment and all other documents, instruments or agreements executed in connection herewith incorporate all discussions and negotiations between the Borrowers and the Lenders, either expressed or implied, concerning the matters included herein, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment or the Loan Agreement or any provision under any other agreement, document or instrument between the Borrowers and the Lenders shall be effective unless executed in writing by the party to be charged with such modification, amendment or waiver, and if such party be the Lenders, then by a duly authorized officer of each Lender.

     11. Except as specifically modified herein, the Loan Agreement shall remain in full force and effect as originally written and the Borrowers hereby ratify and confirm all terms and conditions contained therein and further ratify and reaffirm all representations and warranties made therein as of the date hereof.

     12. This Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts and shall take effect as a sealed instrument.

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     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first written above.


                                          DYNAMICS RESEARCH CORPORATION


                                By: /s/David C. Proctor

                                Title:  Treasurer


                                    DRC ENCODER, INC.


                                By: /s/David C. Proctor

                                Title:  Treasurer


                                    DRC METRIGRAPHICS, INC.


                               By:  /s/David C. Proctor

                               Title: Treasurer

                                    DRC SOFTWARE, INC.


                               By:  /s/David C. Proctor

                               Title: Treasurer

                                    DRC TELECOM, INC.


                                By: /s/David C. Proctor

                                Title:  Treasurer




ACKNOWLEDGED AND AGREED:

BROWN BROTHERS HARRIMAN & CO.,
as administrative agent and as a lender

By: /s/Jared S. Keyes

Name: Jared S. Keyes

Title:   Senior Vice President


FIRST MASSACHUSETTS BANK, N.A. f/k/a
FAMILY BANK, FSB,
as collateral agent and as a lender

By: /s/C. Lee Willingham

Name: C. Lee Willingham

Title: Vice President

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